CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63515) pertaining to the Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan of Emerson Radio Corp. of our report dated May 28, 1999, with respect to the consolidated financial statements and schedule of Emerson Radio Corp. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended April 2, 1999.

                                      /s/ Ernst & Young LLP